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                                                                     Exhibit 5.1

                       [Letterhead of Sullivan & Cromwell]






                                                               December 13, 2001



Prudential Financial, Inc.,
   751 Broad Street,
       Newark, NJ  07102.

Ladies and Gentlemen:

     In connection with the registration pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act") of additional (i) debentures due 2006 (the "Debentures") of Prudential Financial, Inc., a New Jersey corporation (the "Company"), (ii) purchase contracts ("Purchase Contracts") to purchase shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company, (iii) capital securities ("Capital Securities") of Prudential Financial Capital Trust I, a Delaware business trust (the "Trust"), (iv) equity security units ("Units") of the Company, which represent ownership of the Purchase Contracts and the Capital Securities, (v) shares of Common Stock issuable pursuant to the Purchase Contracts ("Purchase Contract
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Prudential Financial, Inc.                                                   -2-

Stock") and the related rights ("Rights") issuable pursuant to a rights agreement between the Company and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent") and (vi) the guarantee (the "Guarantee") of the Company relating to the Capital Securities, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. This opinion is in addition to our opinion that was filed as Exhibit 5.1 to the Company's and the Trust's registration statement on Form S-1 (File Numbers 333-70888 and 333-70888-01) (the "Initial Registration Statement"), which
Initial Registration Statement is incorporated by reference into the
Registration Statement pursuant to Rule 462(b) under the Act. In rendering this opinion, we have assumed that each of the securities referenced in paragraphs
(1) through (6) below will be issued only after the following shall have occurred: (a) The registration statement on Form S-1 filed pursuant to 462(b) under the Act (the "Registration Statement") of the Company and the Trust relating to the additional
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Prudential Financial, Inc.                                                   -3-

Debentures, Purchase Contracts, Capital Securities, Units, Purchase Contract Stock, Rights and the Guarantee shall have become effective under the Securities Act of 1933, as amended (the "Act"); (b) the Company's Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") substantially in the form incorporated by reference as an exhibit to the Registration Statement shall have been duly filed with the Secretary of State of the State of New Jersey and become effective pursuant to its terms, thereby authorizing the Company's classes of common stock, including the Common Stock (and, thereby, the Purchase Contract Stock); and (c) the Commissioner of the Department of Banking and Insurance of the State of New Jersey shall have given final approval for the issuance of the Debentures, the Purchase Contracts, the Capital Securities, the Units, the Purchase Contract Stock and the related Rights and the Guarantee and such securities shall have been issued in accordance with such final approval. Upon the basis of such examination, we advise you that, in our opinion:
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Prudential Financial, Inc.                                                   -4-

          (1) When an indenture between the Company and The Chase Manhattan
     Bank, as trustee (the "Trustee") (the "Indenture") and a first supplemental indenture between the Company and the Trustee (the "First Supplemental Indenture") to the Indenture relating to the Debentures (each substantially in the form incorporated by reference as an exhibit to the Registration Statement) have been duly authorized, executed and delivered, the terms of the Debentures and of their issuance and sale have been duly established in conformity with the Indenture and the First Supplemental Indenture so as
     not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debentures have been duly executed and authenticated in accordance with the Indenture and the First Supplemental Indenture and issued and sold as contemplated in the Registration Statement, the
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Prudential Financial, Inc.                                                   -5-

     Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (2) When a purchase contract agreement (the "Purchase Contract Agreement") relating to the Purchase Contracts and the Units substantially in the form incorporated by reference as an exhibit to the Registration Statement has been duly authorized, executed and delivered, the terms of the Purchase Contracts and the Units and of their respective issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Unit certificates have been duly
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Prudential Financial, Inc.                                                   -6-


     executed and authenticated in accordance with the Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement, the Purchase Contracts and the Units evidenced by the Unit certificates will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (3) When an amended and restated declaration of trust among the Company, The Chase Manhattan Bank, as property trustee, Chase Manhattan
     Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein (the "Declaration"), relating to the Capital Securities substantially in the form incorporated by reference as an exhibit to the Registration Statement has been duly authorized, executed and delivered, the terms of the Capital Securities and of their issuance and sale have been duly established in conformity with the
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Prudential Financial, Inc.                                                   -7-

     Declaration so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Capital Securities have been duly executed and authenticated in accordance with the Declaration and issued and sold as contemplated in the Registration Statement, the Capital Securities will constitute valid and legally binding obligations of the Trust, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (4) When the terms of the issuance and sale of the Purchase Contract Stock have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation and by-laws, and the Purchase Contract Stock has been duly issued and sold out of the Company's authorized and unissued capital
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Prudential Financial, Inc.                                                   -8-

     as contemplated by the Registration Statement and issued pursuant to the Purchase Contracts, the Purchase Contract Stock will be validly issued, fully paid and nonassessable.

          (5) Assuming that the Rights Agreement substantially in the form incorporated by reference as an exhibit to the Registration Statement has been duly authorized, executed and delivered, when the Purchase Contract Stock has been validly issued and sold out of the Company's authorized and unissued capital as contemplated by the Registration Statement and issued pursuant to the Purchase Contracts, the Rights attributable to the Purchase Contract Stock will be validly issued.

          (6) When a capital securities guarantee agreement between the Company and The Chase Manhattan Bank, as guarantee trustee (the "Guarantee Agreement"), relating to the Guarantee with respect to the Capital Securities substantially in the form incorporated by reference as an exhibit to the Registration Statement has been duly authorized,
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Prudential Financial, Inc.                                                   -9-

     executed and delivered, the terms of the Guarantee and of its issuance and sale have been duly established in conformity with the Guarantee Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Guarantee will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          In connection with our opinion set forth in paragraph (5) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances and, accordingly, is beyond the scope of such opinion.
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Prudential Financial, Inc.                                                  -10-

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey and the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of New Jersey law, we have relied upon the opinion, dated December 13, 2001, of McCarter & English, LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of McCarter & English, LLP.

          With respect to all matters of Delaware law, we have relied upon the opinion, dated December 13, 2001, of Richards, Layton & Finger, P.A., and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Richards, Layton & Finger, P.A.

          Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the
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Prudential Financial, Inc.                                                  -11-

     references to us under the heading "Validity of the Equity Security Units" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                               Very truly yours,

                                                         /s/ Sullivan & Cromwell